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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 9, 2007, in the Registration Statement (Amendment No. 3 to Form S-1 No. 333-141273) and related Prospectus of Polypore International, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Charlotte, North Carolina
May 23, 2007

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Consent of Independent Registered Public Accounting Firm